EXHIBIT 10.2.20
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of 5 November 2009, among REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a private limited liability company (société à responsabilité limitée) organised under the laws of Luxembourg, having its registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg, under pending registration with the Luxembourg Register of Commerce and Companies (the “New Senior Note Guarantor”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 8% Senior Notes due 2016 (the “Securities”), initially in the aggregate principal amount of €480,000,000;
     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Senior Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Senior Note Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Senior Note Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Senior Note Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof”

and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Senior Note Guarantor hereby agrees, jointly and severally with all existing Senior Note Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Senior Note Guarantor under the Indenture (the “Guarantee”).
     3. Limitation on Guarantee. Notwithstanding any other provision of this Supplemental Indenture, the Guarantee granted by the New Senior Note Guarantor shall be limited so that the maximum amount payable by the New Senior Note Guarantor under its guarantee obligation shall at no time exceed the Maximum Amount.
     “Maximum Amount” shall mean, in respect of the New Senior Note Guarantor the aggregate amount of any intercompany loans (or other financial support in any form) made available to New Senior Note Guarantor (and/or any of its direct or indirect Subsidiaries) by the Issuer with funds deriving directly or indirectly from any proceeds of the Securities (whether or not outstanding at that time).
     The obligations and liabilities of the New Subordinated Guarantor under this guarantee shall not include any obligation which, if incurred, would constitute a misuse of corporate assets as defined under Article 171-1 of the Luxembourg Company Act of 10 August 1915 or a breach of managers’ duties and/or mismanagement
     4. Notices. All notices or other communications to the New Senior Note Guarantor shall be given as provided in Section 13.02 of the Indenture.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Senior Note Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A..,
By:	/s/ Cindi Lefari
	Name:	Cindi Lefari
Title:

THE BANK OF NEW YORK, as Trustee,
By:	/s/ Michael Lee
	Name:	Michael Lee
	Title:	Senior Associate

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
By:	/s/ Helen Golding
	Name:	Helen Golding
Title:

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